Exhibit 16.1

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598
Certified Public Accountants

December 31, 2014

 Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of SkyPeople Fruit Juice, Inc.’s Form 8-K dated December 31, 2014 and we agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Paritz & Company, P.A.